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                                                                 EXHIBIT 10.1.29


                            AMENDMENT NO. 3 TO THE
                               CREDIT AGREEMENT

                                              Dated as of  September 30, 1998

          AMENDMENT NO. 3 TO THE CREDIT AGREEMENT among Scovill Holdings Inc., a Delaware corporation (the "Parent"), Scovill Fasteners Inc., a Delaware corporation (the "Borrower"), PCI Group, Inc., a Delaware corporation ("PCI"),
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Rau Fastener Company, LLC, a Delaware limited liability company ("Rau"), Scomex,
Inc., a Delaware corporation ("Scomex "), the banks, financial institutions and
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other institutional lenders parties to the Credit Agreement referred to below
(collectively, the "Banks") and Credit Agricole Indosuez, as administrative agent and collateral agent (the "Administrative Agent ").
                                 ---------------------

                            PRELIMINARY STATEMENTS:

          (1) The Parent, the Borrower, PCI, Rau, Scomex, the Banks, the Administrative Agent, Swiss Bank Corporation, Stamford Branch, as documentation agent and syndication agent, and SBC Warburg Dillon Read Inc., as advisor and arranger, have entered into a Credit Agreement dated as of November 26, 1997, and amendments thereto dated as of January 9, 1998, and February 20, 1998 (such Credit Agreement, as so amended, being the "Credit Agreement"). Capitalized
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terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) The Borrower has entered into a letter of intent to acquire (the "Acquisition"), a Connecticut corporation, for approximately $6,300,000. In
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connection with the Acquisition, the Borrower has requested that the definition of "Consolidated EBITDA" be revised to reflect certain cost savings achieved by the Borrower over the past year.

          (3) The Required Banks are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Banks have agreed to further amend the Credit Agreement as hereinafter set forth.

          SECTION 1. Amendments to Credit Agreement. The definition of
                    --------------------------------
"Consolidated EBITDA" in Section 1.01 of the Credit Agreement is, effective as
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of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended by (i) deleting the word "and" immediately following the phrase "for such period" in the fourth line thereof and (ii) adding immediately preceding the phrase "less the sum of " continued in the sixth line thereof the following:

               ", and (v) for each 12 consecutive month period containing any of the quarters ended on March 31, 1998, June 30, 1998 or September 30, 1998, an amount equal to (1) if such period contains one such quarter, $511,851, (2) if such period contains two such quarters, $1,023,702 and (3) if such period contains three such quarters, $1,535,553 (which amount reflects a reduction of salaried and temporary labor during such quarters)".
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          SECTION 2. Conditions of Effectiveness. This Amendment shall become
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effective as of the date first above written when, and only when, the
Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the other Credit Parties and the Required Banks or, as to any of the Banks, advice satisfactory to the Administrative Agent that such Bank has executed this Amendment and Section 1 shall become effective when, and only when, the Administrative Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified) and in sufficient copies for each Bank, in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Bank:


         (a) A certificate signed by a duly authorized officer of the Borrower stating that:

               (i)   The representations and warranties contained in Section
         3 are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

               (ii) No event has occurred and is continuing that constitutes a Default.

         (b) Detailed consolidated financial projections for the fiscal years ending December 31, 1999, December 31, 2000 and December 31, 2001 .

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of
Section 15.10 of the Credit Agreement.

          SECTION 3. Representations and Warranties of the Credit Parties.  Each
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Credit Party represents and warrants as follows:

          (a) Corporate Status. Each of the Parent and its Subsidiaries (i) is a
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     duly organized and validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications, except for failures to be so qualified which, in the aggregate, would not be reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) Corporate Power and Authority.  Each of the Parent and its
              -----------------------------
     Subsidiaries has the power to execute, deliver and perform the terms and provisions of this Amendment and the Credit Agreement as amended by this Amendment (collectively, the

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     "Documents") and has taken all necessary corporate or other action to
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     authorize the execution, delivery and performance by it of each of such
     Documents. Each of the Parent and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          (c)  No Violation.  Neither the execution, delivery or performance by
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     the Parent or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default or event of default under, or result in the creation or imposition of (or the obligation to create or impose), any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which the Parent or any of its Subsidiaries is a party or by which it or any of its property or assets is bound, or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of the Parent or any of its Subsidiaries.

          (d) Governmental Approval. No order, consent, approval, license,
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     authorization or validation of, or filing, recording or registration with
     (except as has been obtained or made on or prior to the Initial Borrowing Date and as is in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

          (e) Litigation.  Other than with respect to matters set forth on
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     Schedule VIII to the Credit Agreement, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened that (a) would have a material adverse effect on the operations or financial condition of the Parent, Merger Sub, KSCO and the Borrower together with their respective Subsidiaries, taken as a whole, or (b) involves a reasonable possibility of (i) a material adverse effect on (x) the ability of any of the Credit Parties to perform their respective obligations hereunder or under any of the other Credit Documents or (y) the rights, remedies and benefits available to the Agents, the Issuing Bank and the Banks hereunder or under any of the other Credit Documents, or (ii) adversely affecting the validity or enforceability of any Documents, or which would be materially inconsistent with the assumptions underlying the forecasts previously provided to the Agents, the Issuing Bank and the Banks.

          (f) The Security Documents.  (i) The provisions of the Security
              ----------------------
     Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of

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

     the respective Credit Parties in the Collateral described therein and, the Collateral Agent, for the benefit of the Secured Creditors, will have, upon making the necessary filings in the appropriate filing office, a fully perfected first Lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no other Liens other than Permitted Liens.

     (ii) The recordation of the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC- 1 in all applicable jurisdictions made pursuant to the Security Agreement, will be effective, under federal and state law, to perfect the security interest granted to the Collateral Agent in the Trademarks and Patents covered by the Security Agreement and the filing of the Security Agreement with the United States Copyright Office together with filings on Form UCC- 1 made pursuant to the Security Agreement will be effective under federal and state law to perfect the security interest granted to the Collateral Agent in the Copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in subsection (a) above and in this subsection (b).

     (iii) From and after the Initial Borrowing Date, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable and, upon making the necessary filings in the appropriate filing office, perfected security interest in and Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Each of the Borrower and its Subsidiaries has good and marketable title at the time of the grant thereof and at all times thereafter to all Mortgaged Properties, free and clear of all Liens except those described in the first sentence of this subsection (iii).

          SECTION 4. Reference to and Effect on the Credit Documents. (a) On and
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after the effectiveness of this Amendment, each reference in the Credit
Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to "the Credit Agreement", "thereunder", "thereof' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents, in each case as amended by this Amendment.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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

          SECTION 5.  Costs and Expenses.  Each of the Parent and the Borrower
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jointly and severally agree to pay on demand all costs and expenses of the
Agents in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agents) in accordance with the terms of Section 15.01 of the Credit Agreement.

         SECTION 6. Execution in Counterparts.  This Amendment may be executed
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in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 7. Governing Law.  This Amendment shall be governed by, and
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construed in accordance with, the laws of the State of New York.

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

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              SCOVILL HOLDINGS INC.

                                 /S/  MARTIN A. MOORE
                                      EXECUTIVE VICE PRESIDENT
                                      CHIEF FINANCIAL OFFICER

                              SCOVILL FASTENERS INC.

                                 /S/  MARTIN A. MOORE
                                      EXECUTIVE VICE PRESIDENT
                                      CHIEF FINANCIAL OFFICER

                              PCI GROUP, INC.

                                 /S/  MARTIN A. MOORE
                                      SECRETARY

                              RAU FASTENER COMPANY, LLC

                                 /S/  MARTIN A. MOORE
                                      SECRETARY

                              SCOMEX, INC.

                                 /S/  MARTIN A. MOORE
                                      SECRETARY


                              CREDIT AGRRICOLE INDOSUEZ
                              As Administrative Agent and as a Bank

                                 /S/  MICHAEL AROUGHETI
                                      VICE PRESIDENT

                                 /S/  PATRICIA FRANKEL
                                      FIRST VICE PRESIDENT

                              INDOSUEZ CAPITAL FUNDING IV, L.P.
                              By:  INDOSUEZ CAPITAL, as Portfolio Advisor

                                 /S/  FRANCOISE BERTHELOT

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

                              UBS AG, Stamford Branch

                                 /S/  JAMES J. DIAZ
                                      EXECUTIVE DIRECTOR
                                      LOAN PORTFOLIO SUPPORT, US

                                 /S/  RICHARD T. CONWAY
                                      ASSOCIATE DIRECTOR
                                      LOAN PORTFOLIO SUPPORT, US

                              PILGRIM AMERICA PRIME RATE TRUST
                              By:  PILGRIM AMERICA INVESTMENTS, INC.,
                              as its Investment Manager

                                 /S/  MICHEL PRINCE, CFA
                                      VICE PRESIDENT

                              IBJ SCHRODER BANK & TRUST COMPANY

                                 /S/  MARK H. MINTER
                                      MANAGING DIRECTOR

                              SUMMIT BANK

                                 /S/  NANCY Z. REIMANN
                                      VICE PRESIDENT

                              SANWA BUSINESS CREDIT CORPORATION

                                 /S/  LAWRENCE J. PLACEK
                                      VICE PRESIDENT

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